EXHIBIT 77.O

77.O     TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Balanced Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)      Issuer:                 Cinemark USA
        Date of Purchase:       02/06/2003
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Bank of America
                                Bank of New York
        Aggregate dollar amount of purchase:
                                $100,000
        Aggregate dollar amount of offering:
                                $150,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                02/6/2003
        Commission:             $2,750.00 net



2)      Issuer:                 Peabody Energy
        Date of Purchase:       03/14/2003
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:

        Aggregate dollar amount of purchase:
                                $100,000
        Aggregate dollar amount of offering:
                                $650,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                03/14/2003
        Commission:             $1,750.00 net



3)      Issuer:                 Morgan Stanley
        Date of Purchase:       4/30/2003





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        Underwriter from whom Purchased:
                                Morgan Stanley
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                BMO Nesbitt Burns Inc.
                                Credit Lyonnais Securities
                                Loop Capital Markets LLC
                                Scotia Capital Inc.
        Aggregate dollar amount of purchase:
                                $372,948.75
        Aggregate dollar amount of offering:
                                $1,250,000,000
        Purchase price (net of fees and expenses):
                                $97.453 per share
        Date offering commenced:
                                4/30/2003
        Commission:             $7,499.89 net



4)      Issuer:                 Apogent Technologies
        Date of Purchase:       5/22/2003
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                JP Morgan
                                Bank of America
                                Credit Suisse First Boston
                                Bank One
                                Comercia
                                Goldman Sachs
                                Baird
                                Royal Bank Scotland
                                Scotia
                                Sun Trust
                                Wachovia
        Aggregate dollar amount of purchase:
                                $25,000
        Aggregate dollar amount of offering:
                                $250,000,000
        Purchase price (net of fees and expenses):
                                $100 per share
        Date offering commenced:
                                5/22/2003
        Commission:             $500.00 net